December 24, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	American Depositary Shares
evidenced by One (1)
American Depositary
Receipts representing one
(1) Ordinary Share of LLX
Logistica S.A. (Form F-6 File
No. 333-152378)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the name change
from LLX Logistica S.A. to Prumo Logistica
S.A..
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.
Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name of Prumo
Logistica S.A..

The Prospectus has been revised to reflect the new name, and certificates have been overstamped with:
Effective December 31, 2013 the
Companys name will change to Prumo
Logistica S.A..

Please contact me with any questions or
comments at 212.815.6917.



Susan Mayham
BNY Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of
International Corporate Finance)

2


Susan Mayham
Vice President

Depositary Receipts
101 Barclay Street, 22nd Floor
New York, NY  10286

T 212 815 6917 F 212 571 3050
C 646 752 7399
susan.mayham@bnymellon.com